Exhibit 10.9

SIXTH AMENDMENT TO EMPLOYMENT AGREEMENT

This Sixth Amendment to Employment Agreement (the “Amendment”), dated as of the 15th day of January, 2004 by and between COMFORCE Corporation (“COMFORCE”) a Delaware corporation, and COMFORCE Operating, Inc. (“COI”), a Delaware corporation that is wholly-owned by COMFORCE (COMFORCE and COI are collectively referred to as the “Employer”), and John C. Fanning, a resident of the State of Florida (“Employee”).

WHEREAS, the parties entered into an Employment Agreement (the “Employment Agreement”) dated as of January 1, 1999 pursuant to which Employer formalized the terms upon which Employee is employed by Employer, which Employment Agreement was previously amended as of March 28, 2000, January 23, 2001, September 27, 2001, July 1, 2002 and January 1, 2003, pursuant to which Employer formalized the terms upon which Employee is to be employed by Employer through December 31, 2005 (as amended, the “Employment Agreement”); and

WHEREAS, the parties desire to further amend the Employment Agreement as herein provided.

NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

NOW, THEREFORE, in consideration of the promises and mutual obligations of the parties contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Section 2 of the Employment Agreement is hereby amended by changing the “Initial Termination Date” to December 31, 2006.

2. The second sentence of Section 4(a)(ii) of the Employment Agreement is hereby amended by adding the following additional proviso at the end thereof: “; and, provided further, that, notwithstanding the foregoing, no such increase shall be made to Employee’s Base Salary for the 2004 calendar year.”

3. The last sentence of Section 4(b) of the Employment Agreement is hereby deleted and the following sentence is added: “The amount, if any, by which $30,000 exceeds the total amount of such reimbursements for documented expenses in any calendar year (commencing in 2004) shall be paid to Employee as a non-accountable expense allowance.”

4. All other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the day and year first above mentioned.

COMFORCE CORPORATION

By:

Its:

COMFORCE OPERATING, INC.

By:

Its:

EMPLOYEE

John C. Fanning